UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 17, 2024, ZyVersa Therapeutics, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). On March 5, 2024, the record date for the Special Meeting, there were 7,583,863 shares of the Company’s common stock outstanding and entitled to vote. Proxies were submitted by stockholders representing approximately 39% of the shares of the Company’s common stock outstanding and entitled to vote, which constituted a quorum. At the Special Meeting, the Company’s stockholders voted on two proposals, which are described in more detail in the proxy statement for the Special Meeting.

The following is a brief description of each matter voted upon and the results, including the number of votes cast for and against each matter and the number of abstentions and broker non-votes with respect to each matter. Proxies for the Special Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.

1.	Approval of Charter Amendment for Reverse Stock Split.

Stockholders adopted and approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s issued shares of common stock at a ratio within the range of not less than 1-for-2 and not greater than 1-for-50, with the exact ratio within such range to be determined at the sole discretion of the Company’s board of directors, without further approval or authorization of the Company’s stockholders before the filing of an amendment to the Second Amended and Restated Certificate of Incorporation effecting the proposed reverse stock split. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,058,182	899,831	7,650	-

2.	Adjournment of the Special Meeting.

The Company had solicited proxies in favor an adjournment proposal which would have given the Company authority to adjourn the Special Meeting to solicit additional proxies (the “Adjournment Proposal”). As there were sufficient shares voted in favor of the Reverse Stock Split, this proposal was moot. However, stockholders approved the Adjournment Proposal. The results of the vote are summarized below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,103,468	848,490	13,705	-

Item 7.01. Regulation FD Disclosure.

The Company’s board of directors has authorized a 1-for-10 ratio for the Reverse Stock Split. The Company anticipates that the Reverse Stock Split will become effective at 4:01 p.m. Eastern Time on April 25, 2024 and shares of the Company’s common stock will begin trading on a post-split basis at the open of trading on The Nasdaq Capital Market on April 26, 2024. The new CUSIP number for the Company’s common stock following the Reverse Stock Split will be 98987D 300.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYVERSA THERAPEUTICS, INC.

April 17, 2024	By:	/s/ Stephen Glover
	Name:	Stephen Glover
	Title:	Chief Executive Officer